CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 for Form S-3 on Form SB-2 and related Prospectus of E-Rex, Inc. dated November 14, 2002 and to the incorporation by reference therein of our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

November 19, 2002



/s/ Parks, Tschopp, Whitcomb & Orr, P.A.
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Parks, Tschopp, Whitcomb & Orr, P.A.
Certified Public Accountants